UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 29, 2012

CONTANGO OIL & GAS COMPANY
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960
HOUSTON, TEXAS 77098
(Address of principal executive offices)

(713) 960-1901
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	ELECTION OF OFFICERS; ELECTION OF DIRECTORS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Following the annual stockholders meeting of Contango Oil & Gas Company (the “Company”) on Thursday, November 29, 2012, the Board of Directors of the Company voted to expand the Board to seven Directors and elected Mr. Joseph J. Romano as a Director, President and Chief Executive Officer.  Mr. Romano shall receive annual compensation of $750,000, effective on his date of election subject to any bonus the Board may determine and approve relating to the Company’s achievement of financial, operational, and strategic objectives and Mr. Romano’s personal achievements. Mr. Romano does not have an employment contract and does not participate in any other material plan or arrangement.  Mr. Romano has not been named as a member of any committee of the Board.

Mr. Romano assisted Mr. Kenneth R. Peak in founding the Company in 1999. Mr. Romano has worked in the energy industry since 1977.  Mr. Romano served as Senior Vice President and Chief Financial Officer of Zilkha Energy Company until its sale in 1998 and served as President and Chief Executive Officer of Zilkha Renewable Company until its sale in 2005.  Mr. Romano presently serves in various capacities in Zilkha-affiliated companies.  He is President, Chief Executive Officer and general partner of Olympic Energy Partners (“Olympic”) which owns working interests in Contango’s Dutch and Mary Rose fields, is President and Chief Executive Officer of ZZ Biotech, is Vice President and Director of Laetitia Vineyards and Winery and is Vice President of Zilkha Biomass Company.  Mr. Romano served as Chief Financial Officer, Treasurer and Controller of Texas International Company from 1986 through 1988 and its Treasurer and Controller from 1982 through 1985.  Prior to 1982, Mr. Romano spent five years working in the Worldwide Energy Group of the First National Bank of Chicago.  He earned his BA in Economics from the University of Wisconsin in Eau Claire and an MBA from the University of Northern Illinois.

Through participation agreements and joint operating agreements, Olympic holds certain working interests (“WI”) and net revenue interests (“NRI”) in the Dutch and Mary Rose wells operated by the Company as follows:

	WI	NRI
Dutch # 1-5	3.02%	2.42%
Mary Rose #1	3.61%	2.70%
Mary Rose #2 - #3	3.61%	2.58%
Mary Rose #4	2.34%	1.70%
Mary Rose #5	2.56%	1.87%

Below is a summary of payments received from (paid to) Olympic by the Company in the ordinary course of business in the Company’s capacity as operator of the above-listed wells for the year ended June 30, 2012.  The Company made and received similar types of payments with other well owners (in thousands).

Revenue payments as well owners	($8,453)
Joint interest billing receipts	$1,223
Well cost adjustment	($201)

As of June 30, 2012, the Company’s balance sheet reflected the following balances receivable from (payable to) Olympic (in thousands):

Accounts receivable:
Trade receivable	$10
Joint interest billing	$192
Revenue payable	($1,198)

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its annual stockholders meeting on Thursday, November 29, 2012.  The Company’s shareholders were asked to consider and vote upon the following three proposals:

1.	To elect six persons to serve as directors of the Company;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013; and

3.	To conduct a non-binding advisory vote to approve the compensation of the Company’s executives.

Summarized below are final results of the matters voted on at the annual meeting.

		For	Against	Abstentions	Broker Non- Votes
(1)	Election of Directors
	Kenneth R. Peak	11,333,363	421,274	2,756	2,265,403
	B.A. Berilgen	11,562,290	192,692	2,411	2,265,403
	Jay D. Brehmer	11,490,335	262,997	4,061	2,265,403
	Brad Juneau	11,609,829	143,539	4,025	2,265,403
	Charles M. Reimer	11,537,386	216,046	3,961	2,265,403
	Steven L. Schoonover	11,051,676	701,856	3,861	2,265,403

(2)	Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013	13,642,658	375,531	4,607	-

(3)	Advisory vote on executive compensation	11,585,856	164,406	7,131	2,265,403

All six nominated directors were elected to serve for terms of one year, the appointment of Grant Thornton LLP as the independent auditors for fiscal year ending June 30, 2013 was ratified and the advisory vote on executive compensation was approved.

ITEM 7.01.	REGULATION FD DISCLOSURE

The Board of the Company declared a special dividend of $2.00 per share of common stock to be paid on December 17, 2012 to each holder of record of the Company’s common stock as of the close of business on December 10, 2012.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 Press Release dated November 29, 2012

99.2 Press Release dated November 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: December 5, 2012	By:	/s/ Joseph J. Romano
Joseph J. Romano
President and Chief Executive Officer